Exhibit 99.1

UNAUDITED PRO FORMA FINANCIAL INFORMATION
The unaudited pro forma condensed consolidated financial information (“Unaudited Pro Forma Financial Information”) included herein presents the unaudited pro forma condensed consolidated balance sheet (“Unaudited Pro Forma Condensed Consolidated Balance Sheet”) and the unaudited pro forma condensed consolidated statement of operations (“Unaudited Pro Forma Condensed Consolidated Statement of Operations”) of Golden Entertainment, Inc. (“Golden Entertainment” or the “Company”) after giving pro forma effect to the sales of Rocky Gap Casino Resort (“Rocky Gap”), distributed gaming operations in Montana (“Distributed Gaming — Montana”) and distributed gaming operations in Nevada (“Distributed Gaming — Nevada”) (together the “Combined Transactions”), and the adjustments described in the accompanying notes.
Divestitures
Sale of Distributed Gaming — Nevada
On January 10, 2024, Golden Entertainment completed the sale of its distributed gaming operations in Nevada to J&J Ventures Gaming of Nevada, LLC (“J&J Nevada”) for cash consideration of approximately $213.5 million, subject to adjustments, plus purchased cash, comprised of cash and cash equivalents related to such operations at the time of closing (the “Transaction”).
Sale of Distributed Gaming — Montana

On September 13, 2023, Golden Entertainment completed the sale of its distributed gaming operations in Montana to J&J Ventures Gaming of Montana, LLC (“J&J Montana”) and J&J Ventures Gaming, LLC for cash consideration of approximately $109 million, subject to adjustments, plus purchased cash, comprised of cash and cash equivalents related to such operations at the time of closing.
Sale of Rocky Gap
On July 25, 2023, Golden Entertainment completed the sale of Rocky Gap to Century Casinos, Inc. (“Century”) and VICI Properties, L.P. (“VICI”), an affiliate of VICI Properties Inc., for aggregate cash consideration of $260 million. Specifically, Century acquired the operations of Rocky Gap for approximately $56.1 million, subject to adjustment based on Rocky Gap’s working capital and cage cash at closing, and VICI acquired an interest in the land and buildings associated with Rocky Gap for approximately $203.9 million. A portion of the sale proceeds was used to repay $175 million in principal amount of term loan B loans outstanding under the Company’s senior secured credit facilities.
Basis of Presentation
The unaudited pro forma condensed consolidated financial statements have been derived from the Company’s historical consolidated financial statements and give effect to the Combined Transactions.
The following unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2023 and for the year ended December 31, 2022 reflect the Company’s results as if the Combined Transactions had occurred as of January 1, 2022. The adjustments in the “Transaction Accounting Adjustments” column in the unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2023 and for the year ended December 31, 2022 give effect to the Combined Transactions as if they had occurred as of January 1, 2022.

The following unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2023 reflects the Company’s financial position as if the Transaction had occurred on September 30, 2023. The sales of Distributed Gaming — Montana and Rocky Gap are already reflected in Golden Entertainment’s historical unaudited consolidated balance sheet as of September 30, 2023. Therefore, no pro forma balance sheet adjustments are necessary to show the pro forma impact of these transactions.
The unaudited pro forma condensed consolidated financial statements have been prepared based upon the information available to management as of the filing date and management estimates and are subject to assumptions and adjustments described below and in the accompanying notes to those financial statements. Management believes these assumptions and adjustments are reasonable, given the information available at the filing date. The unaudited pro forma condensed consolidated financial statements are provided for illustrative and informational purposes only and should not be considered indicative of what the Company’s results of operations or financial condition would have been had the Combined Transactions been completed on the dates indicated in the unaudited pro forma condensed consolidated financial statements and do not purport to project the Company’s future results of operation or financial condition after giving effect to the Combined Transactions. The actual financial position and results of operations of the Company may differ significantly from those reflected in the following unaudited pro forma condensed consolidated financial statements for a number of reasons, including but not limited to differences between the assumptions used to prepare these unaudited pro forma condensed consolidated financial statements and actual amounts. The Company therefore cautions you not to place undue reliance on the following unaudited pro form condensed consolidated financial statements.
The following unaudited pro forma combined consolidated financial statements give effect to the Combined Transactions in accordance with Article 11 of the Securities and Exchange Commission’s (SEC) Regulation S-X. In May 2020, the SEC adopted Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” or the Final Rule. The Final Rule became effective on January 1, 2021, and the unaudited pro forma combined consolidated financial information herein is presented in accordance therewith.
The unaudited pro forma combined consolidated financial information set forth below should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the historical consolidated financial statements and the corresponding notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and its Quarterly Report on Form 10-Q for the nine months ended September 30, 2023. The use of estimates and projections may affect the reported amounts in the pro forma financial statements, thus the actual results might differ from the pro forma amounts.

Golden Entertainment, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2023
(in thousands)

	As Reported	Transaction Accounting Adjustments		Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$261,161	$239,843	(1)	$501,004
Accounts receivable, net of allowance for credit losses	16,720	—		16,720
Prepaid expenses	17,269	2,000	(2)	19,269
Inventories	7,381	—		7,381
Other	895	—		895
Assets held for sale	204,209	(204,209)	(3)	—
Total current assets	507,635	37,634		545,269
Property and equipment, net	808,178	—		808,178
Operating lease right-of-use assets, net	75,167	—		75,167
Goodwill	80,751	—		80,751
Intangible assets, net	49,063	—		49,063
Deferred income tax assets	14,759	—		14,759
Other assets	9,110	—		9,110
Total assets	$1,544,663	$37,634		$1,582,297
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities				—
Current portion of long-term debt and finance leases	$4,911	$—		$4,911
Current portion of operating leases	13,213	—		13,213
Accounts payable	22,195	—		22,195
Income tax payable	62,750	—		62,750
Accrued payroll and related	20,678	—		20,678
Accrued liabilities	34,505	1,065	(4)	35,570
Liabilities related to assets held for sale	46,239	(46,239)	(3)	—
Total current liabilities	204,491	(45,174)		159,317
Long-term debt, net and non-current finance leases	716,493	—		716,493
Non-current operating leases	77,725	—		77,725
Other long-term obligations	370	—		370
Total liabilities	999,079	(45,174)		953,905
Commitments and contingencies
Shareholders’ equity
Common stock	286	—		286
Additional paid-in capital	474,450	—		474,450
Retained Earnings	70,848	82,808	(5)	153,656
Total shareholders’ equity	$545,584	$82,808		$628,392
Total liabilities and shareholders’ equity	$1,544,663	$37,634		$1,582,297

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Golden Entertainment, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2023
(Unaudited, in thousands, except per share data)

	As Reported	Rocky Gap	Distributed Gaming - Montana	Subtotal		Distributed Gaming - Nevada		Transaction Accounting Adjustments		Pro Forma
Revenues
Gaming	$535,619	$(33,159)	$(77,148)	$425,312	(6)	$(179,208)	(6)	$—		$246,104
Food and beverage	137,312	(4,881)	—	132,431	(6)	(554)	(6)	—		131,877
Rooms	92,912	(4,322)	—	88,590	(6)	—		—		88,590
Other	56,615	(1,094)	(3,730)	51,791	(6)	(717)	(6)	801	(9)	51,875
Total revenues	822,458	(43,456)	(80,878)	698,124		(180,479)		801		518,446
Expenses
Gaming	307,126	(17,654)	(67,737)	221,735	(6)	(158,843)	(6)	—		62,892
Food and beverage	101,243	(2,960)	—	98,283	(6)	(313)	(6)	—		97,970
Rooms	46,118	(1,610)	—	44,508	(6)	—		—		44,508
Other operating	17,222	(620)	(1,773)	14,829	(6)	(64)	(6)	—		14,765
Selling, general and administrative	196,856	(8,170)	(1,559)	187,127	(6)	(3,836)	(6)	(1,261)	(9)	182,030
Depreciation and amortization	67,175	—	(1,164)	66,011	(6)	(1,231)	(6)	—		64,780
Gain on disposal of assets	(125)	—	238	113	(6)	(1)	(6)	—		112
Gain on sale of assets	(305,829)	—	—	(305,829)		—		305,829	(6)	—
Preopening expenses	575	—	—	575		—		—		575
Total expenses	430,361	(31,014)	(71,995)	327,352		(164,288)		304,568		467,632
Operating income	392,097	(12,442)	(8,883)	370,772		(16,191)		(303,767)		50,814
Non-operating expense
Interest expense, net	(52,345)	7	—	(52,338)	(6)	69	(6)	7,730	(7)	(44,539)
Loss on debt extinguishment and modification	(405)	—	—	(405)		—		—		(405)
Total non-operating expense, net	(52,750)	7	—	(52,743)		69		7,730		(44,944)
Income before income tax provision	339,347	(12,435)	(8,883)	318,029		(16,122)		(296,037)		5,870
Income tax provision	(74,219)	—	—	(74,219)		—		71,867	(8)	(2,352)
Net income	$265,128	$(12,435)	$(8,883)	$243,810		$(16,122)		$(224,170)		$3,518

Weighted-average common shares outstanding
Basic	28,662									28,662
Diluted	30,900									30,900
Net income per share
Basic	$9.25									$0.12
Diluted	$8.58									$0.11

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Golden Entertainment, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2022
(in thousands, except per share data)

	As Reported	Rocky Gap	Distributed Gaming - Montana	Subtotal		Distributed Gaming - Nevada		Transaction Accounting Adjustments		Pro Forma
Revenues
Gaming	$760,906	$(59,553)	$(104,594)	$596,759	(6)	$(253,738)	(6)	$—		$343,021
Food and beverage	175,363	(8,440)	—	166,923	(6)	(716)	(6)	—		166,207
Rooms	122,324	(7,787)	—	114,537	(6)	—		—		114,537
Other	63,126	(2,230)	(4,765)	56,131	(6)	(1,659)	(6)	1,067	(9)	55,539
Total revenues	1,121,719	(78,010)	(109,359)	934,350		(256,113)		1,067		679,304
Expenses
Gaming	428,984	(30,647)	(90,991)	307,346	(6)	(220,850)	(6)	—		86,496
Food and beverage	131,863	(4,922)	—	126,941	(6)	(403)	(6)	—		126,538
Rooms	56,414	(2,939)	—	53,475	(6)	—		—		53,475
Other operating	19,889	(1,178)	(2,278)	16,433	(6)	(69)	(6)	—		16,364
Selling, general and administrative	235,404	(12,919)	(1,968)	220,517	(6)	(4,632)	(6)	(1,769)	(9)	214,116
Depreciation and amortization	100,123	(2,423)	(6,734)	90,966	(6)	(7,369)	(6)	—		83,597
Gain on disposal of assets	934	—	29	963	(6)	(21)	(6)	—		942
Preopening expenses	161	—	—	161	(6)	—		—		161
Gain on sale	—	—	—	—		—		(389,702)	(10)	(389,702)
Total expenses	973,772	(55,028)	(101,942)	816,802		(233,344)		(391,471)		191,987
Operating income	147,947	(22,982)	(7,417)	117,548		(22,769)		392,538		487,317
Non-operating expense
Interest expense, net	(63,490)	16	—	(63,474)	(6)	3	(6)	8,540	(7)	(54,931)
Loss on debt extinguishment and modification	(1,590)	—	—	(1,590)		—		—		(1,590)
Total non-operating expense, net	(65,080)	16	—	(65,064)		3		8,540		(56,521)
Income (loss) before income tax provision	82,867	(22,966)	(7,417)	52,484		(22,766)		401,078		430,796
Income tax provision	(521)	—	—	(521)		—		(73,763)	(8)	(74,284)
Net income	$82,346	$(22,966)	$(7,417)	$51,963		$(22,766)		$327,315		$356,512

Weighted-average common shares outstanding
Basic	28,662									28,662
Diluted	31,514									31,514
Net income per share
Basic	$2.87									$12.44
Diluted	$2.61									$11.31

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Financial Statements
Transaction Accounting Adjustments
(1) Represents cash proceeds from the closing of the Transaction, subject to estimated closing adjustments, plus purchased cash of approximately $37.6 million, in the amount of $241.8 million less prefunded cash in the amount of $2 million discussed in Note (2).
(2) Represents prefunded cash required to support the gaming operations of Golden Entertainment’s branded tavern locations in Nevada at financial terms consistent with the Company’s past practice.
(3) Represents the elimination of assets and liabilities of Distributed Gaming — Nevada as part of the Transaction.
(4) Represents transaction costs incurred in connection with the closing of the Transaction that had not been accrued for or paid as of January 10, 2024.
(5) This adjustment reflects the gain of $83.9 million arising from the Transaction as of January 10, 2024, less $1.1 million in transaction costs discussed in Note (4). No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments.
(6) Represents the elimination of historical revenue and operating costs and expenses related to the sales of Rocky Gap, Distributed Gaming — Montana and Distributed Gaming — Nevada completed on July 25, 2025, September 13, 2023 and January 10, 2024, respectively, for the nine months ended September 30, 2023 and year ended December 31, 2022.
(7) Represents the elimination of interest expense on the term loan B loans that were repaid with a portion of the proceeds from the sale of Rocky Gap on July 25, 2023.
(8) Represents the estimated income tax effect for the nine months ended September 30, 2023 and for the year ended December 31, 2022 as a result of the Combined Transactions. The tax effect of the pro forma adjustments was calculated using the historical statutory rates in effect for the periods presented.
(9) Represents rental income recognized from sub-leasing of Golden Entertainment's premises to J&J Nevada and elimination of certain shared costs in connection with the Transaction.
(10) Represents gain on sales of Rocky Gap in the amount of $232.3 million, Distributed Gaming — Montana in the amount of $73.5 million and Distributed Gaming — Nevada in the amount of $83.9 million.